UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2007

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2007, the Compensation Committee of the Board of Directors of American Dental Partners, Inc. (the “Company”) finalized the 2007 bonus targets for each of the executive officers of the Company.

A description of the Company’s Executive Bonus Plan (the “Bonus Plan”) has been filed pursuant to Paragraph 10 (iii) of Item 601 of Regulation S-K, which requires a written description of a compensatory plan when no formal document contains the compensation information.

The Compensation Committee of the Board of Directors has determined that all or part of the 2007 bonus for each executive officer of the Company under the Bonus Plan will be tied to achievement of a target based upon earnings from operations (“EFO”) of the Company, compared to the Company’s annual operating plan for 2007 (the “20067 Plan”), with the EFO targets for some executive officers based upon total Company performance and the EFO targets for other executive officers based upon the performance of certain operations of the Company. For each officer who does not have his entire bonus tied to achievement of an EFO target, the balance of the bonus will be based upon achievement of one or more annual individual performance objectives (“APOs”). However, if the Company does not achieve 2007 Plan EFO, then the portion of any bonus tied to achievement of APOs will not be deemed earned unless the Company’s actual 2007 EFO is greater than the Company’s actual 2006 EFO. The Committee may consider other factors in awarding bonuses and may, in its discretion, award as a discretionary bonus a portion of any bonus amount that is not earned based upon achievement of the applicable EFO target or APO.

The specific bonus parameters for the executive officers are as follows:

With respect to the Chief Executive Officer, the potential bonus is equal to 100% of base salary. The entire bonus is earned if the Company achieves 2007 Plan EFO.

With respect to the Chief Operating Officer, the potential bonus is equal to 100% of base salary. A bonus equal to 75% of base salary is earned if both of the following goals are achieved: (i) the Company achieves 2007 Plan EFO; and (ii) a group of eight of our business units (the “Select Group”) achieves, on an aggregate basis, an EFO target for the Select Group established by the Chief Executive Officer. If the Company achieves 2007 Plan EFO, but the Select Group does not achieve the Select Group EFO target, then (a) a bonus equal to 56.25% of base salary is earned if the Select Group achieves at least 95% of the Select Group EFO target, (b) a bonus of 37.5% of base salary is earned if the Select Group achieves at least 90%, but less than 95%, of the Select Group EFO target, or (c) no bonus is earned if less than 90% of the Select Group EFO target is achieved. If the Company does not achieve 2007 Plan EFO and the Select Group achieves at least 90% of the Select Group EFO target, then the Chief Operating Officer also can earn an additional 5% of his base salary for each percentage point by which actual 2007 EFO exceeds the 2007 Plan EFO, up to a maximum of 100% of his base salary.

With respect to the Chief Financial Officer, the potential bonus is equal to 80% of base salary. One half of the bonus is earned if the Company achieves 2007 Plan EFO. The other half of the bonus is earned based upon achievement of APOs established by the Chief Executive Officer.

With respect to the Chief Accounting Officer, the potential bonus is equal to 25% of base salary. One half of the bonus is earned if the Company achieves 2007 Plan EFO. The other half of the bonus is earned based upon achievement of APOs established by the Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

March 12, 2007	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President, Chief Financial Officer and Treasurer
(principal financial officer)